UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

AMERICAS TECHNOLOGY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39807	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16500 Dallas Pkwy #305 Dallas, TX	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 396-5927

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share and one-half of Redeemable Warrant	ATA.U	The New York Stock Exchange
Ordinary Shares, par value $0.0001 per share	ATA	The New York Stock Exchange
Warrants, each whole warrant exercisable for one Ordinary Share for $11.50 per share	ATA WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Merger Agreement

This section describes the material provisions of the Merger Agreement (as defined below), but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1. Shareholders of Americas Technology Acquisition Corp. and other interested parties are urged to read the Merger Agreement in its entirety. Unless otherwise defined herein, the capitalized terms used below have the meanings given to them in the Merger Agreement.

General Terms and Effects; Merger Consideration

On June 1, 2022, Americas Technology Acquisition Corp., a Cayman Islands exempted company (together with its successors, “ATAC” or the “Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rally Communitas Corp., a Delaware corporation (“Rally” or the “Company”), Americas Technology Acquisition Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of ATAC (“Pubco”), Americas Technology Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (the “Purchaser Merger Sub”), Americas Technology Company Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (the “Company Merger Sub” and together with Purchaser Merger Sub, the “Merger Subs”), Jorge E. Marcos, in the capacity as the representative from and after the effective time of the Merger (as defined below) (the “Effective Time”) of the stockholders of Pubco (other than the Rally Security Holders and their successors and assignees) (the “Purchaser Representative”), and Numaan Akram, in the capacity as the representative of the Rally Security Holders from and after the Effective Time (the “Seller Representative”).

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the Effective Time, ATAC will continue out of the Cayman Islands and into the State of Delaware to re-domicile and become a Delaware corporation (the “Domestication”), (ii) following the Domestication, Purchaser Merger Sub will merge with and into ATAC, with ATAC continuing as the surviving entity (the “Purchaser Merger”), in connection with which all of the existing securities of ATAC will be exchanged for rights to receive securities of Pubco as follows: (a) each share of common stock of ATAC outstanding immediately prior to the Effective Time shall automatically be converted into the right to receive (A) one share of Pubco common stock and (B) one contingent value right (“CVR”) with rights and terms substantially similar to these set forth in the form of Contingent Value Rights Agreement attached as an exhibit to the Merger Agreement (in such form or forms, when executed, the “CVR Agreement”) and further described below, except that each share of common stock of ATAC held by ATAC Limited Partnership, a Delaware limited partnership (“Sponsor”) shall automatically convert solely into one share of Pubco common stock; and (b) each warrant to purchase shares of ATAC shall automatically convert into a warrant to purchase shares of Pubco common stock with substantially the same terms and conditions; (iii) prior to the Effective Time, the holders of Rally preferred stock and instruments convertible into equity of Rally (the “Rally Convertible Instruments”) shall either exchange or convert all of their issued and outstanding shares of Rally preferred stock or Rally Convertible Instruments, as the case may be, for shares of Rally common stock in accordance with their terms and the terms of the Merger Agreement (the “Company Exchanges”); (iv) following the Company Exchanges, Company Merger Sub will merge with and into Rally, with Rally continuing as the surviving entity (the “Company Merger”, and together with the Purchaser Merger, the “Mergers”), pursuant to which (a) all shares of Rally common stock issued and outstanding immediately prior to the Effective Time (after giving effect to the Company Exchanges) will be converted into the right to receive the applicable portion of the Merger Consideration (as defined below), and (b) all options exercisable for Rally common stock shall be assumed by Pubco (with equitable adjustments to the number and exercise price of such assumed options) and replaced with options exercisable for shares of Pubco common stock. As a result of the Mergers, ATAC and Rally will become wholly-owned subsidiaries of Pubco and Pubco will become a publicly traded company.

The aggregate merger consideration to be paid pursuant to the Merger Agreement to holders of Rally securities outstanding as of immediately prior to the Effective Time (the “Rally Security Holders”) will be an amount equal to $165,000,000, subject to adjustments for Rally’s closing debt and accrued but unpaid expenses of Rally related to the transactions contemplated by the Merger Agreement (the “Merger Consideration”). The portion of the Merger Consideration payable to the holders of outstanding Rally shares (the “Rally Stockholders”) will be allocated among the Rally Stockholders pro rata based on the number of shares of Rally common stock owned by such Rally Stockholder immediately prior to the Effective Time.

2,250,000 shares of Pubco common stock otherwise issuable to Rally Stockholders at the Closing as Merger Consideration shall be held back and deposited into an escrow account (“Escrow Account”), subject to release upon the occurrence of certain events on or about the eighteen (18)-month anniversary of the Closing (the “Settlement Date”), in accordance with the terms of the CVR Agreements, either to holders of CVRs as of the Settlement Date (which may include former holders of ATAC ordinary shares that did not redeem at the Closing and Support Subscription Investors (defined below)), or, alternatively, to the Rally Stockholders or to the Sponsor, as applicable. In addition to the portion of the Merger Consideration deposited into the Escrow Account, 750,000 Purchaser shares held by the Sponsor prior to the Effective Time (or an equivalent number of Pubco shares) will be contributed to the Escrow Account at Closing, such that the total number of shares of Pubco common stock contained in the Escrow Account (the “Escrow Shares”) and available for contingent distribution to holders of CVRs (or others, as applicable) at the Settlement Date, is 3,000,000 shares, to satisfy obligations to the holders of the CVRs after the Closing.

In addition to the Merger Consideration, Rally Stockholders shall have the contingent right to receive additional shares of Pubco common stock as earnout consideration after the Closing (the “Earnout Consideration”) after the Closing as follows: (A) (i) 1,500,000 additional shares of Pubco common stock upon the achievement of a share price target of $17.00 during the period of six (6) months after the Closing until the third (3rd) anniversary of the Closing and (ii) 1,500,000 additional shares of Pubco common stock upon the achievement of a share price target of $20.00 during the period of six (6) months after the Closing until the third (3rd) anniversary of the Closing (together, the “VWAP Earnout Consideration”); and (B) (i) 500,000 additional shares of Pubco common stock upon the achievement of a revenue target for calendar year 2022, (B) 500,000 additional shares of Pubco common stock upon the achievement of a revenue target for calendar year 2023, and (C) 500,000 additional shares of Pubco common stock upon the achievement of a revenue target for calendar year 2024 (together, the “Revenue Earnout Consideration”).

Representations and Warranties

The Merger Agreement contains a number of representations and warranties by each of ATAC, Pubco, the Merger Subs and Rally as of the date of the Merger Agreement and as of the consummation of the transactions contemplated by the Merger Agreement (the “Closing”). Many of the representations and warranties are qualified by materiality or Material Adverse Effect. “Material Adverse Effect” as used in the Merger Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Merger Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement. The representations and warranties made by ATAC and Rally are customary for transactions similar to the transactions contemplated by the Merger Agreement (the “Transactions”).

No Survival

The representations and warranties of the parties contained in the Merger Agreement terminate as of, and do not survive, the Closing, and there are no indemnification rights for another party’s breach. The covenants and agreements of the parties contained in the Merger Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing, which covenants and agreements will survive until fully performed.

Covenants of the Parties

Each party agreed in the Merger Agreement to use its commercially reasonable efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms (the “Interim Period”), including (1) the provision of access to their properties, books and personnel; (2) the operation of their respective businesses in the ordinary course of business; (3) provision of financial statements by Rally; (4) ATAC’s public filings; (5) no insider trading; (6) notifications of certain breaches, consent requirements or other matters; (7) efforts to consummate the Closing and obtain third party and regulatory approvals; (8) tax matters; (9) further assurances; (10) public announcements; and (11) confidentiality. Each party also agreed during the Interim Period not to solicit or enter into any inquiry, proposal or offer, or any indication of interest in making an offer or proposal for an alternative competing transactions, to notify the others as promptly as practicable in writing of the receipt of any inquiries, proposals or offers, requests for information or requests relating to an alternative competing transaction or any requests for non-public information relating to such transaction, and to keep the others informed of the status of any such inquiries, proposals, offers or requests for information. There are also certain customary post-Closing covenants regarding (1) tax matters; (2) maintenance of books and records; (3) indemnification of directors and officers; and (4) use of trust account proceeds.

The Merger Agreement and the consummation of the transactions contemplated thereby requires the approval of both ATAC’s shareholders and Rally’s stockholders. ATAC agreed, as promptly as practicable after the date of the Merger Agreement, to prepare, with reasonable assistance from Rally, and file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 (as amended, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of securities to be issued pursuant to the Mergers or the transactions described in the Merger Agreement, and containing a proxy statement/prospectus for the purpose of ATAC soliciting proxies from the shareholders of ATAC to approve the Merger Agreement, the transactions contemplated thereby and related matters (the “ATAC Shareholder Approval”) at a special meeting of ATAC’s shareholders (the “ATAC Special Meeting”) and providing ATAC’s public shareholders with an opportunity request redemption of their public shares in connection with ATAC’s initial business combination, as required by ATAC’s amended and restated Memorandum and Articles of Association and ATAC’s initial public offering prospectus (the “Redemption”). Rally also agreed in the Merger Agreement to use its reasonable best efforts to solicit from Rally Security Holders votes in favor of the Merger Agreement and the Transactions and certain related matters (the “Rally Stockholder Approval”), and to take all other actions necessary or advisable to secure such approvals, including enforcing the Voting Agreement (as described below).

The parties also agreed to take all necessary action, so that effective at the Closing, the entire board of directors of Pubco (the “Post-Closing Board”) will consist of seven (7) individuals, at least five (5) of whom shall be independent directors in accordance with NYSE requirements. One of the members of the Post-Closing Board will be an individual (who shall be an independent director) designated by ATAC prior to the Closing and three (3) of the members of the Post-Closing Board (at least one of whom shall be an independent director) will be designated by Rally prior to the Closing. At or prior to Closing, Pubco will provide each of its director designees with a customary director indemnification agreement, in form and substance reasonably acceptable to such director. The parties also agreed to take all action necessary including causing Pubco’s executive officers to resign, so that the individuals serving as the chief executive officer and chief financial officer, respectively, of Pubco immediately after the Closing will be the same individuals as that of Rally immediately prior to the Closing. As long as ATAC has the right to designate one director to the Post-Closing Board, ATAC shall also be permitted to designate one individual to attend all meetings of the Post-Closing Board and of any committee thereof as a non-voting observer.

During the Interim Period, ATAC may enter into one or more backstop, non-redemption or other forms of financing arrangements related to the Transactions, including, without limitation, one or more subscription agreements (the “Support Subscription Agreement”) pursuant to which investors (the “Support Subscription Investors”) shall agree, on a contingent basis upon the occurrence of certain events set forth therein, to purchase shares of Pubco common stock at a price of $10 per share in a number to be determined based upon a formula set forth therein, not to exceed an aggregate value of $10 million. Additionally, during the Interim Period, ATAC may, but is not required to, enter into agreements with potential investors for additional financing agreements on such terms as ATAC and Rally shall reasonably agree (the “Purchaser Transaction Financing”), and if so, each of ATAC and Rally shall use their respective commercially reasonably efforts to cooperate with each other and cause such Purchaser Transaction Financing to occur.

Conditions to Closing

The obligations of the parties to consummate the Transactions are subject to various conditions, including the following mutual conditions of the parties unless waived: (i) the approval of the Merger Agreement and the Transactions and related matters by the requisite vote of each of ATAC’s shareholders and Rally’s shareholders; (ii) the expiration or termination of any waiting period applicable to the consummation of the Merger Agreement under any Antitrust Laws; (iii) obtaining material regulatory approvals and consents from third parties; (iv) no law or order preventing or prohibiting the Transactions; (v) ATAC having at least $5,000,001 in net tangible assets as of the Closing, after giving effect to the completion of the Redemption and any Purchaser Transaction Financing (including the Support Subscription Agreement) that has been funded; (vi) appointment of the post-closing Pubco board of directors consistent with the requirements of the Merger Agreement; (vii) the effectiveness of the Registration Statement; (viii) consummation of the Domestication; (ix) the parties shall have entered into and received duly-executed copies of the Escrow Agreement and the CVR Agreements; (x) Pubco shall have amended and restated its certificate of incorporation in a form satisfactory to ATAC and Rally; and (xi) ATAC having cash and cash equivalents, including funds in its trust account and the proceeds of any Purchaser Transaction Financing, of at least $30,000,000.

In addition, unless waived by the Company, the obligations of the Company to consummate the Transactions are subject to the satisfaction of the following closing conditions, in addition to customary certificates and other closing deliveries: (i) the representations and warranties of each of ATAC, the Merger Subs, and Pubco (together, the “Purchaser Parties”) being true and correct on and as of the Closing (subject to Material Adverse Effect); (ii) the Purchaser Parties having performed in all material respects their respective obligations and complied in all material respects with the covenants and agreements under the Merger Agreement required to be performed or complied with by them on or prior the date of the Closing; (iii) absence of any Material Adverse Effect with respect to ATAC since the date of the Merger Agreement which is continuing and uncured; (iv) the Pubco Common Stock comprising the Merger Consideration shall have been accepted for listing upon the Closing on the New York Stock Exchange; and (v) ATAC and the Support Subscription Investors shall have entered into the Support Subscription Agreements.

Unless waived by the Purchaser Parties, the obligations of the Purchaser Parties to consummate the Transactions are subject to the satisfaction of the following closing conditions, in addition to customary certificates and other closing deliveries: (i) the representations and warranties of the Company being true and correct on and as of the Closing (subject to Material Adverse Effect on the Target Companies, taken as a whole); (ii) the Company having performed in all material respects the respective obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior the date of the Closing; (iii) absence of any Material Adverse Effect with respect to the Target Companies (taken as a whole) since the date of the Merger Agreement which is continuing and uncured; (iv) the Voting Agreement and each Lock-Up Agreement shall be in full force and effect from the Closing; (v) ATAC having received from each Key Employee a duly-executed Key Employee Employment Agreement, each of which shall be in full force and effect as of the Closing; (vi) all issued and outstanding shares of capital stock of Rally Bus UG shall have been transferred by Numaan Akram to Rally, free and clear of any Liens; (vii) Ourbus India Private Limited shall have delivered to ATAC certain documentation relating to equity transfers and taxes; (viii) Rally and certain key employees of Rally shall have entered into new employment agreements and non-competition and non-solicitation agreements in favor of Pubco, Rally, and other covered parties, each of which shall be in effect as of the Closing; (ix) ATAC shall have received evidence that Rally has terminated, extinguished and cancelled in full all outstanding Rally Convertible Instruments, other than certain options exercisable for Rally common stock that shall convert into options exercisable for Pubco common stock as contemplated by the Merger Agreement; and (x) certain contracts involving Rally and its subsidiaries, Rally Security Holders, or other related persons shall have been terminated with no further obligation or liability of Rally or its subsidiaries or affiliates thereunder.

Termination

The Merger Agreement may be terminated at any time prior to the Closing by either ATAC or Rally if the Closing does not occur by November 30, 2022, or such other date as may be extended pursuant to the Merger Agreement.

The Merger Agreement may also be terminated under certain other customary and limited circumstances at any time prior the Closing, including, among other reasons: (i) by mutual written consent of ATAC and Rally; (ii) by written notice by either ATAC or Rally if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and non-appealable; (iii) by Rally for ATAC’s uncured breach of the Merger Agreement, resulting in the failure of a representation, warranty, or covenant contained in the Merger Agreement (subject to Material Adverse Effect); (iv) by ATAC for the uncured breach of the Merger Agreement by Rally, resulting in the failure of a representation, warranty, or covenant contained in the Merger Agreement (subject to Material Adverse Effect); (v) by either ATAC or Rally, if there shall have been a Material Adverse Effect on the Target Companies taken as a whole following the date of Merger Agreement which is uncured and continuing; (vi) by either ATAC or Rally if ATAC holds its shareholder meeting to approve the Merger Agreement and the Transactions, and such approval is not obtained; and (vii) by either ATAC or Rally if Rally holds its shareholder meeting to approve the Merger Agreement and the Transactions, and such approval is not obtained.

Additionally, the Merger Agreement may be terminated by written notice by ATAC to Rally if (a) the PCAOB Qualified Financial Statements have not been delivered to ATAC by July 15, 2022, and (b) the Interim Financial Information has not been delivered to ATAC by August 15, 2022, in each case pursuant to the terms and conditions of the Merger Agreement.

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement (except for certain obligations related to public announcements, confidentiality, effect of termination, fees and expenses, trust fund waiver, and customary miscellaneous provisions) will terminate, no party to the Merger Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Merger Agreement prior to termination.

Trust Account Waiver

The Company and the Seller Representative agreed that they and their affiliates will not have any right, title, interest or claim of any kind in or to any monies in ATAC’s trust account held for its public shareholders, and have agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

Purchaser Representative and Seller Representative

Jorge E. Marcos is serving as the Purchaser Representative under the Merger Agreement, and in such capacity will represent the interests of Pubco’s shareholders after the Closing (other than the Company Stockholders) with respect to certain matters under the Merger Agreement, including with respect to the determination of any post-Closing adjustments to the Merger Consideration. Numaan Akram is serving as the Seller Representative under the Merger Agreement, and in such capacity will represent the interests of the Company Stockholders with respect to certain matters under the Merger Agreement, including with respect to the determination of any post-Closing adjustments to the Merger Consideration.

Governing Law

The Merger Agreement is governed by New York law and, subject to the required arbitration provisions, the parties are subject to exclusive jurisdiction of federal and state courts located in New York County, State of New York (and any appellate courts thereof). Any disputes under the Merger Agreement, other than claims for injunctive or temporary equitable relief or enforcement of an arbitration award, will be subject to arbitration by the American Arbitration Association, to be held in New York County, State of New York.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about ATAC, Rally or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in ATAC’s public disclosures.

A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been filed with this Current Report on Form 8-K in order to provide investors with information regarding its terms. It is not intended to provide any other factual information about ATAC, Rally, or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the public disclosures of ATAC.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to or in connection with the Merger Agreement (the “Ancillary Agreements”),but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Ancillary Agreements, copies of each of which are attached hereto as exhibits. Shareholders and other interested parties are urged to read such Ancillary Agreements in their entirety.

Voting Agreements

Simultaneously with the execution and delivery of the Merger Agreement, ATAC and Rally have entered into Voting Agreements (collectively, the “Voting Agreements”) with certain Rally Security Holders required to approve the Transaction. Under the Voting Agreements, each Rally Security Holder party thereto agreed to vote all of such Rally Security Holder’s shares of Rally in favor of the Merger Agreement and the Transaction, terminate certain shareholder agreements and Rally Convertible Instruments that such Rally Security Holder is party thereto, as applicable, and to otherwise take (or not take, as applicable) certain other actions in support of the Merger Agreement and the Transaction and the other matters to be submitted to the Rally Security Holders for approval in connection with the Transaction, in the manner and subject to the conditions set forth in the Voting Agreements, and provide a proxy to Rally to vote such shares accordingly. The Voting Agreements prevent transfers of the Rally shares held by such Rally Security Holder party thereto between the date of the Voting Agreement and the date of Closing, except for certain permitted transfers where the recipient also agrees to comply with the Voting Agreement.

A copy of the form of Voting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the form of Voting Agreement is qualified in its entirety by reference thereto.

Lock-Up Agreements

Simultaneously with the execution and delivery of the Merger Agreement, certain stockholders of Rally each entered into a Lock-Up Agreement with Pubco and the Purchaser Representative (collectively, the “Lock-Up Agreements”). Pursuant to the Lock-Up Agreements, each Rally stockholder party thereto agreed not to, during the period commencing from the Closing and ending 365 days after the Closing (subject to early release if Pubco consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any restricted securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such restricted securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of the restricted securities or other securities, in cash or otherwise (in each case, subject to certain limited permitted transfers where the recipient takes the shares subject to the restrictions in the Lock-Up Agreement).

A copy of the form of Lock-Up Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the form of Lock-Up Agreement is qualified in its entirety by reference thereto.

CVRs

At the Closing, each Support Subscription Investor and each public shareholder of ATAC that did not redeem their ATAC ordinary shares in connection with the consummation of the business combination (the “Initial CVR Holders” and, together with any other holder of CVRs as of the Settlement Date, the “CVR Holders”) will receive CVRs under a CVR Agreement with Pubco, Purchaser Representative, Seller Representative, Sponsor, and Continental Stock Transfer & Trust Company, as rights agent. Pursuant to the CVR Agreement, at the Closing, Pubco shall issue CVRs, each representing the contingent right to receive a pro rata portion of the Escrow Shares if certain events set forth in the CVR Agreement, to be determined as of the Settlement Date, occur on the Settlement Date (or earlier, if a qualifying Change of Control (as that term is defined in the CVR Agreement) should occur) with , each CVR Holder receiving a number of Escrow Shares calculated as a function of the dollar volume-weighted average price for the Pubco common stock during the thirty (30) trading days immediately preceding such date, the number of shares of held by ATAC Stockholders that elect not to redeem their Purchaser common stock in connection with the Redemption and the number of shares issued to Support Subscription Investors under the Support Subscription Agreements, taking into account a 10% per CVR return and a floor price of $5.00 per share. The parties intend for a portion of the CVRs to be registered securities listed for trading on a national exchange, subject to applicable listing requirements, such that such CVRs may be traded and exchanged prior to the Settlement Date. The remaining CVRs, issuable to the Support Subscription Investors, if any, will not be registered or tradeable and will not be transferable prior to the Settlement Date subject

The right to the CVRs evidenced by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement.

A copy of the form of CVR Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the CVR Agreement does not purport to be complete and is subject to and qualified in its entirety by reference thereto.

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 and 99.2 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference are an investor presentation (the “Investor Presentation”) that will be used by ATAC in connection with the transactions contemplated by the Merger Agreement described above and a transcript of management commentary on the Investor Presentation.

Exhibits 99.1 and 99.2 are intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events

On June 7, 2022, ATAC and Rally issued a joint press release announcing the release of the Investor Presentation via webcast. A copy of the press release is furnished as exhibit 99.3 to this Current Report on Form 8-K.

Forward-Looking Statements

This report contains, and certain oral statements made by representatives of ATAC and Rally and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. ATAC’s and Rally’ actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, statements regarding Rally’s industry and market sizes, financial condition and performance of Pubco, including the anticipated benefits, the implied enterprise value, the expected financial impacts of the Transaction, the satisfaction of closing conditions to the Transaction, potential level of redemptions of ATAC’s public shareholders, the financial condition, liquidity, results of operations, the products, the expected future performance and market opportunities of Pubco, the expected Transaction and ownership structure and the likelihood, timing and ability of the parties to successfully consummate the proposed Transaction. Such forward-looking statements are based upon the current beliefs and expectations of the management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the management’s control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside the control of ATAC and are difficult to predict. In addition to factors previously disclosed in ATAC’s reports filed with the Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect the price of the securities of Pubco; the risk that the transaction may not be completed by ATAC’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by ATAC; inability to meet the closing conditions to the Transaction, including the occurrence of any event, change, legal proceedings instituted against Rally or against ATAC related to the Merger Agreement or the management team, or other circumstances that could give rise to the termination of the Merger Agreement; the inability to complete the Transaction contemplated by the Merger Agreement due to the failure to obtain approval of ATAC’s shareholders and the receipt of certain governmental and regulatory approvals; changes in Pubco’s capital structure; redemptions exceeding a maximum threshold or the failure to maintain the listing of ATAC’s securities or failure of Pubco to meet The New York Stock Exchange’s initial listing standards in connection with the consummation of the contemplated Transaction; costs related to the Transaction contemplated by Merger Agreement and the failure to realize anticipated benefits of the Transaction or to realize estimated pro forma results and underlying assumptions, including with respect to estimated shareholder redemptions; a delay or failure to realize the expected benefits from the proposed Transaction including Rally’s ability to effectively develop and successfully market new products, solutions and services, and to effectively address cost reductions and other changes in its industry; risks related to disruption of management’s time from ongoing business operations due to the proposed Transaction; changes in the middle mile mobility markets in which Rally competes, including with respect to its competitive landscape, technology evolution or the impact of regulatory changes on solutions, services, labor matters, international economic, political, legal, compliance and business factors; developments and uncertainties in domestic and foreign trade policies and regulations, and other regulations which may cause contractions or affect growth rates and cyclicality of markets Rally serve; disruptions relating to war, terrorism, widespread protests and civil unrest, man-made and natural disasters, public health issues and other events; changes in domestic and global general economic conditions; risk that Rally may not be able to execute its growth strategies; security breaches or other disruptions of Rally information technology systems or violations of data privacy laws; Rally’s inability to adequately protect its intellectual property; risks related to the ongoing COVID-19 pandemic and response, including new variants of the virus; the pace of recovery in the markets in which Rally operates; global supply chain disruptions and potential staffing shortages at potential customers which may have a trickle-down effect on Rally; the risk that Rally may not be able to develop and maintain effective internal controls; changes in interest rates; increased competition and the ability to generate sufficient cash to fulfill obligations; loss of certain key officers; loss of continued relationships with customers or bus operators; and Pubco’s success at managing the foregoing items. The forward-looking statements are based upon management’s beliefs and assumptions; and other risks and uncertainties to be identified in the registration/proxy statement (when available) relating to the Transaction, including those under “Risk Factors” therein, and in other filings with the SEC made by ATAC or Pubco. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the registration statement on Form S-4 discussed above and other documents filed by ATAC and Pubco from time to time with the SEC. Rally and ATAC caution that the foregoing list of factors is not exclusive. These forward-looking statements are provided for illustrative purposes only, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. None of ATAC or Rally undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond the management’s control. All information set forth herein speaks only as of the date hereof in the case of information about ATAC and Rally or the date of such information in the case of information from persons other than ATAC or Rally, and except to the extent required by applicable law, we disclaim any intention or obligation to update or revise any forward-looking statements as a result of new information, future events and developments or otherwise occurring after the date of this communication. Forecasts and estimates regarding Rally’s industry and markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Neither ATAC nor Rally gives any assurance that either of them or the combined company will meet its expectations.

Important Information About the Transactions and Where to Find It

ATAC and Pubco will file relevant materials with the SEC, which are expected to include a registration statement on Form S-4 which will include a prospectus with respect to the Pubco securities to be issued in connection with the proposed Transaction and a proxy statement of ATAC with respect to ATAC’s shareholder meeting at which ATAC’s shareholders will be asked to vote on the proposed Transaction and related matters. ATAC’S SHAREHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE S-4 AND THE AMENDMENTS THERETO AND OTHER INFORMATION FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, AS THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT ATAC, PUBCO, RALLY AND THE TRANSACTION. When available, the Proxy Statement contained in the S-4 and other relevant materials for the Transaction will be mailed to shareholders of ATAC as of a record date to be established for voting on the proposed merger and related matters. The preliminary S-4 and Proxy Statement, the final S-4 and definitive Proxy Statement and other relevant materials in connection with the Transaction (when they become available), and any other documents filed by ATAC with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to ATAC at 16500 Dallas Pkwy, #305, Dallas, TX 75248. Information filed with the SEC is also available on the SEC’s website at www.sec.gov.

Participants in the Solicitation

ATAC and Rally and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of ATAC ordinary shares in respect of the proposed Transaction. ATAC shareholders and other interested persons may obtain more detailed information regarding the names and interests in the Transaction of ATAC’s directors and officers in ATAC’s and Rally’ filings with the SEC, including when filed, the S-4 and the Proxy Statement. These documents can be obtained free of charge from the sources indicated above.

Disclaimer

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Transaction. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed Transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of June 1, 2022, by and among Americas Technology Acquisition Corp., Rally Communitas Corp., Americas Technology Acquisition Holdings Inc., Americas Technology Purchaser Merger Sub Inc., Americas Technology Company Merger Sub Inc., Jorge E. Marcos, in the capacity as the Purchaser Representative thereunder, and Numaan Akram, in the capacity as the Seller Representative thereunder.

10.1	Form of Voting Agreement, dated as of June 1, 2022, by and among Americas Technology Acquisition Corp., Rally Communitas Corp., and the Rally Security Holder party thereto.

10.2	Form of Lock-Up Agreement, dated as of June 1, 2022, by and between Americas Technology Acquisition Holdings Inc., Jorge E. Marcos, in the capacity as the Purchaser Representative and the shareholder of Rally party thereto.

10.3	Form of CVR Agreement, effective as of [], 2022, by and among Americas Technology Acquisition Holdings Inc., Jorge E. Marcos, in the capacity as the Purchaser Representative, Numaan Akram, in the capacity as the Seller Representative, ATAC Limited Partnership, and Continental Stock Transfer & Trust Company, as rights agent.

99.1	Investor Presentation, dated June 7, 2022.

99.2	Transcript of Management Commentary to Investor Presentation.

99.3	Press Release, dated June 7, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the SEC a copy of all omitted exhibits and schedules upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2022

AMERICAS TECHNOLOGY ACQUISITION CORP.

By:	/s/ Jorge E. Marcos
	Name:	Jorge E. Marcos
	Title:	Chief Executive Officer